Exhibit 99.1

For further information contact:

Douglas Dynamics, Inc.

Nathan Elwell

847-530-0249

investorrelations@douglasdynamics.com

DOUGLAS DYNAMICS REPORTS FIRST QUARTER 2019 RESULTS

Solid First Quarter Results Despite External Headwinds

First Quarter Highlights:

•                     Produced record first quarter net sales of $93 million, an 11% increase over 1Q18

•                     Gross Profit increased 15% to $23 million compared to Q1 2018

•                     Segments reorganized to reflect new operating structure; Henderson Products now included in Work Truck Solutions

•                     Paid $0.2725 per share cash dividend on March 29, 2019

•                     Reaffirming 2019 outlook

May 6, 2019 — Milwaukee, Wisconsin — Douglas Dynamics, Inc. (NYSE: PLOW), North America’s premier manufacturer and upfitter of work truck attachments and equipment, today announced financial results for the first quarter ended March 31, 2019.

“Driven by the strength of our Work Truck Solutions segment, we produced positive results for the first quarter,” noted Bob McCormick, President and CEO. “Demand and order trends at Work Truck Solutions remain strong, and our teams continue to do a tremendous job working through chassis delays to deliver trucks to our customers and enhance our operational performance, all of which is evident in our results this quarter.”

McCormick continued, “Snowfall for the season just ended was below average in total. While parts of the Midwest saw above average snowfall, it was more than offset by significantly below average snowfall on the East Coast and in New England, which we expect will impact the upcoming preseason for Work Truck Attachments. The ongoing impact of material inflation and supply chain challenges continue to be an issue across the industrials sector, and while we are no exception, I have every confidence that our teams will continue to use their ingenuity and experience to successfully address these challenges.”

Consolidated First Quarter 2019 Results

$ in millions (except Margins & EPS)	Q1 2019	Q1 2018
Net Sales	$93.2	$84.0
Gross Profit Margin	24.6%	23.9%

Income from Operations	$3.6	$1.0
Net Loss	$(0.3)	$(1.9)
Diluted EPS	$(0.01)	$(0.08)

Adjusted EBITDA	$9.0	$7.1
Adjusted EBITDA Margin	9.7%	8.4%
Adjusted Net Income/(Loss)	$0.3	$(0.7)
Adjusted Diluted EPS	$0.01	$(0.03)

•                                 The increases across all consolidated metrics were primarily driven by strong demand and improved performance in the Work Truck Solutions segment.

Segment Reporting Change

•                                 During the first quarter, the business segments were reorganized to reflect a new operating structure, resulting in a change in reporting segments.

•                                 Jon Sievert was appointed as President, Work Truck Solutions in March 2019 and has primary responsibility for the segment’s businesses, which include Dejana Truck & Utility Equipment and the Company’s municipal snow and ice control offering under the Henderson Products brand.

•                                 The municipal snow and ice control offering will be reported in the Work Truck Solutions segment going forward, and corporate expenses have been allocated to both Work Truck Attachments and Work Truck Solutions.

•                                 The Work Truck Attachments segment now consists of commercial snow and ice control equipment sold under the Fisher®, Snowex® and Western® brands.

•                                 Previously reported segment financial information for the year ended December 31, 2018 (including by quarter) has been recast in a Form 8-K filed by the Company today to reflect the Company’s new segment reporting structure, and the comparisons discussed below are to the prior period as recast.

Work Truck Attachments Segment First Quarter 2019 Results

$ in millions (except Adjusted EBITDA Margin)	Q1 2019	Q1 2018
Net Sales	$25.8	$24.6
Adjusted EBITDA	$2.3	$4.4
Adjusted EBITDA Margin	8.8%	17.8%

- MORE

•                                 Low or predominantly late season snowfall in certain key markets, particularly the North East and New England negatively impacted performance during the quarter.

•                                 The ongoing impact of material inflation and investments in talent and future growth also impacted profitability during the quarter.

Work Truck Solutions Segment First Quarter 2019 Results

$ in millions (except Adjusted EBITDA Margin)	Q1 2019	Q1 2018
Net Sales	$67.4	$59.4
Adjusted EBITDA	$6.7	$2.7
Adjusted EBITDA Margin	10.0%	4.6%

•                                 Significantly improved top and bottom-line performance was primarily driven by increased volumes, improved operational performance and lower spending.

•                                 While chassis delays remain an issue, more accurate information and consistency in the delays for the municipal snow and ice control operations allowed more efficient throughput compared to the same period last year.

•                                 Based on the ongoing strength in backlog and order trends in addition to ongoing operational improvements, 2019 is expected to be a strong year for the Work Truck Solutions segment.

Dividend & Liquidity

•                                 Quarterly cash dividend of $0.2725 per share of the Company’s common stock was declared on February 25, 2019, an increase of 3% over prior year.

•                                 The dividend was paid on March 29, 2019 to stockholders of record as of the close of business on March 19, 2019.

•                                 Net cash provided by operating activities decreased $19.9 million from $14.3 million cash provided in the first quarter of 2018 to ($5.6) million used in the current quarter.

•                                 Free cash flow decreased $19.3 million from $13.0 million in the first quarter of 2018 to ($6.3) million in the current quarter driven by seasonality and the timing of working capital invested in both accounts receivable and inventory.

Outlook

“Based on our encouraging first quarter results, our team’s first-rate execution, plus the current economic climate, we are comfortable reaffirming our 2019 outlook.  For our Solutions segment, strong order trends and backlog, are tempered by the ongoing uncertainty of chassis deliveries.  While early pre-season orders provide optimism for our Attachments segment, we remain cautious due to the below average snowfall experienced this past winter season.” said McCormick.

The 2019 financial outlook remains unchanged:

•                            Net sales are expected to be between $510 million and $570 million.

•                            Adjusted EBITDA is predicted to range from $90 million to $115 million.

•                            Adjusted Earnings per share are expected to be in the range of $1.60 per share to $2.40 per share.

•                            The effective tax rate is expected to be in the range of 25% to 26%.

•                            Outlook assumes that that the Company’s core markets will experience average snowfall levels.

Webcast Information

The Company will host a conference call on Tuesday, May 7, 2019 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The conference call will be available via the Investor Relations section of the Company’s website at www.douglasdynamics.com.  To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, an Internet replay will be available for one week following the call.

About Douglas Dynamics

Home to the most trusted brands in the industry, Douglas Dynamics is North America’s premier manufacturer and up-fitter of commercial work truck attachments and equipment. For more than 65 years, the Company has been innovating products that not only enable people to perform their jobs more efficiently and effectively, but also enable businesses to increase profitability. Through its proprietary Douglas Dynamics Management System (DDMS), the Company is committed to continuous improvement aimed at consistently producing the highest quality products, at industry-leading levels of service and delivery that ultimately drive shareholder value. The Douglas Dynamics portfolio of products and services is separated into two segments:  First, the Work Truck Attachments segment, which includes commercial snow and ice control equipment sold under the FISHER®, SNOWEX® and WESTERN® brands. Second, the Work Truck Solutions segment, which includes the up-fit of market leading attachments and storage solutions under the HENDERSON® brand, and the DEJANA® brand and its related sub-brands.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  The non-GAAP measures used in this press release are Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share, and Free Cash Flow.

These non-GAAP disclosures should not be construed as an alternative to the reported results determined in accordance with GAAP.

Adjusted EBITDA represents net income (loss) before interest, taxes, depreciation, and amortization, as further adjusted for stock-based compensation, severance, litigation proceeds, non-cash purchase accounting adjustments and certain charges related to certain unrelated legal fees and consulting fees.  The Company uses, and believes its investors benefit from the presentation of, Adjusted EBITDA in evaluating the Company’s operating performance because Adjusted EBITDA provides the Company and its investors with additional tools to compare its operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company’s core operations. In addition, the Company believes that Adjusted EBITDA is useful to investors and other external users of its consolidated financial statements in evaluating the Company’s operating performance as compared to that of other companies, because it allows them to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets and liabilities, capital structure and the method by which assets were acquired. The Company’s management also uses Adjusted EBITDA for planning purposes, including the preparation of its annual operating budget and financial projections, and to evaluate the Company’s ability to make certain payments, including dividends, in compliance with its senior credit facilities, which is determined based on a calculation of “Consolidated Adjusted EBITDA” that is substantially similar to Adjusted EBITDA.

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share (calculated on a diluted basis) represents net loss and earnings (loss) per share (as defined by GAAP), excluding the impact of stock-based compensation, severance, litigation proceeds, non-cash purchase accounting adjustments, and certain charges related to certain unrelated legal fees and consulting fees, net of their income tax impact.  Management believes that Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share are useful in assessing the Company’s financial performance by eliminating expenses and income that are not reflective of the underlying business performance. We believe that the presentation of Adjusted Net Income (Loss) for the periods presented allows investors to make meaningful comparisons of our operating performance between periods and to view our business from the same perspective as our management. Because the excluded items are not predictable or consistent, management does not consider them when evaluating our performance or when making decisions regarding allocation of resources.

Free cash flow is a non-GAAP financial measure which we define as net cash provided by (used in) operating activities less capital expenditures.  Free cash flow should be evaluated in addition to, and not considered a substitute for, other financial measures such as net income and cash flow provided by operations.  We believe that free cash flow represents our ability to generate additional cash flow from our business operations.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and these reconciliations are located under the headings “Net Income (Loss) to Adjusted EBITDA Reconciliation” and “Reconciliation of Net Loss to Adjusted Net Income (Loss)” and “Free Cash Flow Reconciliation” following the Consolidated Statements of Cash Flows included in this press release.

With respect to the Company’s 2019 guidance, the Company is not able to provide a reconciliation of the non-GAAP financial measures to GAAP because it does not provide specific guidance for the various extraordinary, nonrecurring, or unusual charges and other certain items. These items have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measures to GAAP is not available without unreasonable effort and the Company is unable to address the probable significance of the unavailable information.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation, product demand, the payment of dividends, and availability of financial resources.  These statements are often identified by use of words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments, and business strategies.  Such statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, weather conditions, particularly lack of or reduced levels of snowfall and the timing of such snowfall, our inability to maintain good relationships with our distributors, our inability to maintain good relationships with the original equipment manufacturers with whom we currently do significant business, lack of available or favorable financing options for our end-users, distributors or customers, the potential that we may be required to recognize goodwill impairment attributable to our Work Truck Solutions segment, increases in the price of steel or other materials, including as a result of tariffs, necessary for the production of our products that cannot be passed on to our distributors, increases in the price of fuel or freight, a significant decline in economic conditions, the inability of our suppliers and original equipment manufacturer partners to meet our volume or quality requirements, inaccuracies in our estimates of future demand for our products, our inability to protect or continue to build our intellectual property portfolio, the effects of laws and regulations and their interpretations on our business and financial condition, our inability to develop new products or improve upon existing products in response to end-user needs, losses due to lawsuits arising out of personal injuries associated with our products, factors that could impact the future declaration and payment of dividends, our inability to compete effectively against competition, our inability to achieve the projected financial performance with the assets of Dejana Truck & Utility Equipment Company, Inc., which we acquired in 2016, or the assets of Arrowhead Equipment, Inc., which we acquired in 2017, and unexpected costs or liabilities related to such acquisitions, as well as those discussed in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2018. You should not place undue reliance on these forward-looking statements.  In addition, the forward-looking statements in this release speak only as of the date hereof and we undertake no obligation, except as required by law, to update or release any revisions to any forward-looking statement, even if new information becomes available in the future.

Financial Statements

Douglas Dynamics, Inc.

Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2019	2018
	(unaudited)	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$348	$27,820
Accounts receivable, net	55,282	81,485
Inventories	111,225	81,996
Inventories - truck chassis floor plan	7,382	4,204
Refundable income taxes paid	2,041	—
Prepaid and other current assets	3,723	3,590
Total current assets	180,001	199,095

Property, plant, and equipment, net	53,817	55,195
Goodwill	241,006	241,006
Other intangible assets, net	171,937	174,678
Operating lease - right of use asset	21,537	—
Other long-term assets	7,721	6,219
Total assets	$676,019	$676,193

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,443	$18,703
Accrued expenses and other current liabilities	18,410	23,306
Floor plan obligations	7,382	4,204
Operating lease liability - current	3,335	—
Income taxes payable	—	106
Short term borrowings	16,000	—
Current portion of long-term debt	2,749	32,749
Total current liabilities	64,319	79,068

Retiree health benefit obligation	6,345	6,240
Pension obligation	2,246	2,129
Deferred income taxes	49,208	48,198
Long-term debt, less current portion	242,465	242,946
Operating lease liablility - noncurrent	18,222	—
Other long-term liabilities	17,065	14,856

Total stockholders’ equity	276,149	282,756
Total liabilities and stockholders’ equity	$676,019	$676,193

Douglas Dynamics, Inc.

Consolidated Statements of Income

(In thousands, except share and per share data)

	Three Month Period Ended
	March 31, 2019	March 31, 2018
	(unaudited)

Net sales	$93,187	$83,964
Cost of sales	70,241	63,937
Gross profit	22,946	20,027

Selling, general, and administrative expense	16,644	16,146
Intangibles amortization	2,741	2,871

Income from operations	3,561	1,010

Interest expense, net	(4,150)	(3,945)
Other expense, net	(171)	(203)
Loss before taxes	(760)	(3,138)

Income tax benefit	(463)	(1,262)

Net loss	$(297)	$(1,876)

Weighted average number of common shares outstanding:
Basic	22,729,084	22,623,518
Diluted	22,729,084	22,623,518

Loss per share:
Basic loss per common share attributable to common shareholders	$(0.01)	$(0.08)
Loss per common share assuming dilution attributable to common shareholders	$(0.01)	$(0.08)
Cash dividends declared and paid per share	$0.27	$0.27

Douglas Dynamics, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Month Period Ended
	March 31, 2019	March 31, 2018
	(unaudited)
Operating activities
Net loss	$(297)	$(1,876)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,808	4,701
Amortization of deferred financing costs and debt discount	303	304
Stock-based compensation	1,054	1,420
Provision for losses on accounts receivable	107	182
Deferred income taxes	1,010	1,749
Earnout liability	(217)
Changes in operating assets and liabilities:
Accounts receivable	26,096	40,193
Inventories	(29,229)	(25,275)
Prepaid and other assets and refundable income taxes paid	(3,676)	(1,199)
Accounts payable	(2,179)	(208)
Accrued expenses and other current liabilities	(1,451)	(5,950)
Benefit obligations and other long-term assets and liabilities	(1,906)	234
Net cash provided by (used in) operating activities	(5,577)	14,275

Investing activities
Capital expenditures	(769)	(1,307)
Net cash used in investing activities	(769)	(1,307)

Financing activities
Shares withheld on restricted stock vesting paid for employees’ taxes	(50)	(23)
Dividends paid	(6,292)	(6,098)
Net revolver borrowings	16,000	—
Repayment of long-term debt	(30,784)	(30,785)
Net cash used in financing activities	(21,126)	(36,906)
Change in cash and cash equivalents	(27,472)	(23,938)
Cash and cash equivalents at beginning of year	27,820	36,875
Cash and cash equivalents at end of period	$348	$12,937

Non-cash operating and financing activities
Truck chassis inventory acquired through floorplan obligations	$10,299	$7,301

Douglas Dynamics, Inc.

Segment Disclosures (unaudited)

(In thousands)

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018

Work Truck Attachments
Net Sales	$25,817	$24,596
Adjusted EBITDA	$2,284	$4,385
Adjusted EBITDA Margin	8.8%	17.8%

Work Truck Solutions
Net Sales	$67,370	$59,368
Adjusted EBITDA	$6,735	$2,703
Adjusted EBITDA Margin	10.0%	4.6%

Douglas Dynamics, Inc.

Net Loss to Adjusted EBITDA reconciliation (unaudited)

(In thousands)

	Three month period ended March 31,
	2019	2018

Net loss	$(297)	$(1,876)

Interest expense - net	4,150	3,945
Income tax benefit	(463)	(1,262)
Depreciation expense	2,067	1,830
Intangibles amortization	2,741	2,871
EBITDA	8,198	5,508

Stock-based compensation	1,054	1,420
Purchase accounting (1)	(217)	—
Other charges (2)	(16)	160
Adjusted EBITDA	$9,019	$7,088

(1)  Reflects reversal of earn-out compensation acquired in conjunction with the acquisition of Henderson in the periods presented.

(2) Reflects one time, unrelated legal, severance and consulting fees for the periods presented.

Douglas Dynamics, Inc.

Reconciliation of Net Loss to Adjusted Net Income (Loss) (unaudited)

(In thousands, except share and per share data)

	Three month period ended March 31,
	2019	2018

Net loss	$(297)	$(1,876)
Adjustments:
Stock based compensation	1,054	1,420
Purchase accounting (1)	(217)	—
Other charges (2)	(16)	160
Tax effect on adjustments	(205)	(396)
Adjusted net income (loss)	$319	$(692)

Weighted average common shares outstanding assuming dilution	22,729,084	22,623,518

Adjusted earnings (loss) per common share - dilutive	$0.01	$(0.03)

GAAP diluted loss per share	$(0.01)	$(0.08)
Adjustments net of income taxes:

Stock based compensation	0.03	0.04
Purchase accounting (1)	(0.01)	—
Other charges (2)	—	0.01

Adjusted diluted earnings (loss) per share	$0.01	$(0.03)

(1)  Reflects reversal of earn-out compensation acquired in conjunction with the acquisition of Henderson in the periods presented.

(2) Reflects one time, unrelated legal, severance and consulting fees for the periods presented.

Douglas Dynamics, Inc.

Free Cash Flow reconciliation (unaudited)

(In thousands)

	Three month period ended March 31,
	2019	2018

Net cash provided by (used in) operating activities	$(5,577)	$14,275
Acquisition of property and equipment	(769)	(1,307)
Free cash flow	$(6,346)	$12,968